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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

         Listed below, as of January 2, 1997, are the significant subsidiaries of the Company and their jurisdictions of organization. All of such subsidiaries are either directly or indirectly wholly owned by the Company. Other subsidiaries of the Company have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

                                         Jurisdiction of
 Name of Subsidiary                        Organization
 ------------------                      ----------------

100% Owned
----------

CUNO Europe S.A.                         France
CUNO Pacific, Pty. Ltd.                  Australia
CUNO Filtration Asia Pte. Ltd.           Singapore
CUNO K.K.                                Japan
CUNO Latina Ltda                         Brazil
CUNO SarL                                Italy
CUNO GmbH                                Germany
CUNO Ltd.                                United Kingdom